Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-157603) and Form S-8 (No. 333-43462, 333-143166 and 333-143165) of Central Virginia Bankshares, Inc and subsidiaries of our report dated April 15, 2010, relating to our audit of the consolidated financial statements, which appear in the Annual Report to Stockholders, which is incorporated in the Annual Report on Form 10-K of Central Virginia Bankshares, Inc. and subsidiaries for the year ended December 31, 2009.

Winchester, Virginia
April 15, 2010